UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 9, 2020, the Board of Directors (“Board”) of Comerica Incorporated (the “Company”) approved and adopted amendments to the Company’s bylaws to help facilitate the conduct of a virtual meeting in 2020 as a result of the COVID-19 pandemic. The bylaws, as amended, clarify that stockholder meetings may be held by means of remote communications.  The amended bylaws provide, among other things:

•	that stockholder meetings may be held solely by means of remote communications;

•
that notice to stockholders may also be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law or any other manner as may be permitted under Delaware law from time to time; and

•	that the list of stockholders entitled to vote at a stockholder meeting may also be provided on a reasonably accessible electronic network.

This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the amended and restated Bylaws, a copy of which is filed as Exhibit 3.3 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.3	Amended and Restated Bylaws of Comerica Incorporated
104	The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: April 9, 2020